Exhibit 99.1

News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Investor Contact:	Media Contact:
Jay Worley (610) 902-6206	James Ely (610) 902-6010
jay.worley@airgas.com	jim.ely@airgas.com
For release:            Immediately
Airgas Reports Strong Second Quarter EPS of $0.60
after $0.03 National Welders Charge and $0.04 Acquisition Integration Expense
RADNOR, PA – October 24, 2007 — Airgas, Inc. (NYSE: ARG), the largest U.S. distributor of industrial, medical, and specialty gases, and welding, safety, and related products, today reported strong growth in sales, operating income, and earnings for its second quarter ended September 30, 2007.
Quarterly net earnings increased 28% to $51 million, or $0.60 per diluted share, compared to $40 million, or $0.49 per diluted share, in the prior year. The current year quarter includes a one-time non-cash charge of $0.03 per diluted share related to the previously announced conversion of National Welders Supply Company from a joint venture to a wholly owned subsidiary, and $0.04 per diluted share of integration expense primarily associated with the acquisition of Linde’s U.S. packaged gas business. These charges reduced the year-over-year quarterly net earnings growth by $5 million, or 12%.
Second quarter sales grew 27% over the prior year to $1 billion. Acquisitions contributed 21% to the sales growth, with a full quarter of the Linde packaged gas acquisition accounting for approximately half of that increase. Total same-store sales increased 6%, with hardgoods up 7% and gas and rent up 5% from the prior year quarter.
“This was another excellent quarter for Airgas with solid internal growth, plus the Linde and other acquisitions contributing to our top line. Our integration of the Linde packaged gas business is progressing well and on schedule. Non-residential construction and energy markets have sustained their strong performance, as have our strategic products,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “These revenue gains and our continued focus on operating efficiencies have helped us expand operating margins by 80 basis points over last year, to 11.5%, and Return on Capital* was up 40 basis points, to 13.2%, even with the acquisition integration expense. Our strong cash flow is also encouraging.”

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Airgas expects to earn $0.63 to $0.65 per diluted share in the third quarter, including $0.01 per share of integration expense from the Linde packaged gas acquisition. The Company increased its full-year guidance to $2.55 to $2.60 per diluted share, including integration expenses from the Linde packaged gas acquisition, and the $0.03 one-time non-cash charge from the National Welders transaction. The previously communicated guidance was $2.49 to $2.57 per diluted share for the full year.
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Thursday, October 25. The teleconference will be available by calling (800) 565-5442. The presentation materials (this press release, slides to be presented during the Company’s teleconference, and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section under the “Company Information” heading on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through November 23 at http://www.shareholder.com/arg/medialist.cfm. A replay of the teleconference will be available through November 1. To listen, call (888) 203-1112 and enter passcode 9116664.

* See attached reconciliation of Return on Capital non-GAAP financial measure.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in over 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.
# # #
Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: our integration of the Linde packaged gas business; expectations for third quarter earnings per diluted share of

2Q08 Earnings Final NR/Page 3 of 10
$0.63 to $0.65, including $0.01 per share of integration expense related to the Linde packaged gas acquisition; and expectations for fiscal 2008 earnings per diluted share of $2.55 to $2.60, including integration expenses associated with the Linde packaged gas acquisition and the $0.03 per share charge from the National Welders transaction. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: our ability to continue to successfully integrate the former Linde U.S. packaged gas business, including retention of both customers and employees; supply availability and cost pressures; increased industry competition; customer acceptance of price increases; a disruption to our business from integration issues associated with acquisitions; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; increases in energy costs and other operating expenses; the effect of hurricanes and other catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including its Form 10-K dated March 31, 2007, Form 10-Q dated June 30, 2007, and other reports filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, condensed consolidated balance sheets, consolidated statements of cash flows, and a reconciliation of non-GAAP financial measures follow.

2Q08 Earnings Final NR/Page 4 of 10
AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net sales	$1,007,283	$790,747	$1,922,382	$1,563,783

Costs and expenses:
Cost of products sold (excl. deprec.)	485,554	386,377	923,532	769,596
Selling, distribution and administrative expenses	357,742	283,924	679,154	559,901
Depreciation	44,767	34,152	86,332	67,314
Amortization	3,831	2,031	6,738	3,803

Total costs and expenses	891,894	706,484	1,695,756	1,400,614

Operating income	115,389	84,263	226,626	163,169

Interest expense, net	(24,490)	(14,654)	(44,998)	(28,330)
Discount on securitization of trade receivables (b)	(4,238)	(3,546)	(8,357)	(6,882)
Other income, net	723	551	639	764

Earnings before income tax expense and minority interest	87,384	66,614	173,910	128,721

Income tax expense	(34,256)	(26,356)	(68,351)	(49,100)
Minority interest in earnings of consolidated affiliate (c)	(2,519)	(711)	(3,230)	(1,422)

Net earnings	$50,609	$39,547	$102,329	$78,199

Net earnings per common share (d):

Basic earnings per share	$0.62	$0.51	$1.27	$1.01

Diluted earnings per share	$0.60	$0.49	$1.23	$0.97

Weighted average shares outstanding (d):
Basic	81,896	77,811	80,480	77,685
Diluted	84,209	82,629	83,955	82,553

See attached Notes.

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AIRGAS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	September 30,	March 31,
	2007	2007
ASSETS
Cash	$42,113	$25,931
Trade accounts receivable, net (b)	233,053	193,664
Inventories, net	310,547	250,308
Deferred income tax asset, net	19,924	31,004
Prepaid expenses and other current assets	52,977	48,592

TOTAL CURRENT ASSETS	658,614	549,499

Plant and equipment, net	2,142,916	1,865,418
Goodwill	886,634	832,162
Other intangible assets, net	79,984	62,935
Other non-current assets	29,979	23,443

TOTAL ASSETS	$3,798,127	$3,333,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$160,391	$146,385
Accrued expenses and other current liabilities	274,685	241,275
Current portion of long-term debt	40,157	40,296

TOTAL CURRENT LIABILITIES	475,233	427,956

Long-term debt	1,559,812	1,309,719
Deferred income tax liability, net	386,934	373,246
Other non-current liabilities	59,618	39,963
Minority interest in affiliate	—	57,191

Stockholders’ equity	1,316,530	1,125,382

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,798,127	$3,333,457

See attached Notes.

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AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended	Six Months Ended
	September 30, 2007	September 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$102,329	$78,199
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	86,332	67,314
Amortization	6,738	3,803
Deferred income taxes	29,825	22,211
Loss/(gain) on sales of plant and equipment	708	(213)
Minority interest	3,230	1,422
Stock-based compensation expense	10,029	6,532
Changes in assets and liabilities, excluding effects of business acquisitions:
Securitization of trade receivables	20,600	2,900
Trade receivables, net	(8,940)	(23,256)
Inventories, net	(17,663)	(7,703)
Prepaid expenses and other current assets	(201)	(4,031)
Accounts payable, trade	(17,659)	(13,359)
Accrued expenses and other current liabilities	9,075	(14,971)
Other non-current assets	(4,314)	(1,184)
Other non-current liabilities	3,179	4,740

Net cash provided by operating activities	223,268	122,404

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(128,611)	(121,548)
Proceeds from sales of plant and equipment	3,630	3,487
Business acquisitions and holdback settlements	(341,212)	(99,166)
Other, net	(1,228)	157

Net cash used in investing activities	(467,421)	(217,070)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	676,694	525,650
Repayment of debt	(441,708)	(438,517)
Financing costs	—	(5,103)
Minority interest in earnings	(711)	(1,422)
Tax benefit realized from the exercise of stock options	7,871	2,726
Stock issued for employee stock purchase plan	6,618	5,846
Proceeds from the exercise of options	12,175	6,517
Dividends paid to stockholders	(14,475)	(10,884)
Change in cash overdraft	13,871	6,647

Net cash provided by financing activities	260,335	91,460

Change in cash	$16,182	$(3,206)
Cash – Beginning of period	25,931	34,985

Cash – End of period	$42,113	$31,779

See attached Notes.

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Notes:
(a)	On June 30, 2007, Airgas (the “Company”) completed the acquisition of most of the U.S. packaged gas business of Linde A.G. for $310 million in cash. The acquisition involved 130 locations in 18 states, including branches, warehouses, packaged gas fill plants, and other operations involved in distributing packaged industrial and specialty gases and related equipment. For the calendar year ended December 2006, the business generated $346 million in revenue.

(b)	The Company participates in a securitization agreement with three commercial banks to sell up to $285 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $285 million and $264 million at September 30, 2007 and March 31, 2007, respectively.

(c)	Pursuant to a definitive agreement reached by the Company with the preferred stockholders of the National Welders joint venture on July 3, 2007, the Company issued 2.471 million shares of Airgas common stock to the preferred stockholders in exchange for all 3.2 million preferred shares of National Welders (the “NWS Exchange Transaction”). Upon the exchange, National Welders, a consolidated joint venture, became a wholly owned subsidiary of Airgas. In the quarter ended September 30, 2007, the Company recognized a one-time after-tax charge of $2.5 million, or $0.03 per diluted share, as a result of the NWS Exchange Transaction. The net after-tax charge was reflected in the Consolidated Statement of Earnings as “Minority interest in earnings of consolidated affiliate.”

(d)	The tables below present the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2007	2006	2007	2006
Basic Earnings per Share Computation
Numerator
Net earnings	$50,609	$39,547	$102,329	$78,199

Denominator
Basic shares outstanding	81,896	77,811	80,480	77,685

Basic earnings per share	$0.62	$0.51	$1.27	$1.01

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	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2007(2)	2006(1)	2007(2)	2006(1)
Diluted Earnings per Share Computation
Numerator
Net earnings	$50,609	$39,547	$102,329	$78,199
Plus: Preferred stock dividends	—	711	711	1,422
Plus: Income taxes on earnings of National Welders	—	262	245	476

Net earnings assuming preferred stock conversion	$50,609	$40,520	$103,285	$80,097

Denominator
Basic shares outstanding	81,896	77,811	80,480	77,685

Incremental shares from assumed conversions:
Stock options and options under the employee stock purchase plan	2,313	2,491	2,293	2,541
Preferred stock of National Welders	—	2,327	1,182	2,327

Diluted shares outstanding	84,209	82,629	83,955	82,553

Diluted earnings per share	$0.60	$0.49	$1.23	$0.97

(1)	Prior to the July 3, 2007 NWS Exchange Transaction (see Note (c)), the preferred stockholders of National Welders had the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or for approximately 2.3 million shares of Airgas common stock. If Airgas common stock had a market value of $24.45 per share or greater, conversion of the preferred stock was assumed because it provided greater value to the preferred stockholders. Based on the assumed conversion of the preferred stock to Airgas common stock, the 2.3 million shares were included in the diluted shares outstanding.

The National Welders preferred stockholders earned a 5% dividend, recognized as “Minority interest in earnings of consolidated affiliate.” Upon the conversion of the preferred stock to Airgas common stock, the dividend would no longer be paid to the preferred stockholders, resulting in additional net earnings for Airgas. For the periods in which the conversion was assumed, the 5% preferred stock dividend was added back to net earnings in the diluted earnings per share computation.

For periods prior to the NWS Exchange Transaction, the earnings of National Welders for tax purposes were treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the conversion of National Welders preferred stock to Airgas common stock, National Welders would become a wholly owned subsidiary of Airgas. As a wholly owned subsidiary, the net earnings of National Welders would not be subject to additional tax at the Airgas level. For the periods in which the conversion was assumed, the additional tax was added back to net earnings in the diluted earnings per share computation.

(2)	Upon the July 3, 2007 conversion of National Welders preferred stock, the issued shares of Airgas common stock were reflected as outstanding shares for the basic and diluted earnings per share computation for the three month period ended September 30, 2007. The diluted earnings per share computation for the six month period ended September 30, 2007 includes the effect of the items described in note (1) above, of which the conversion shares have been weighted to reflect the impact of the exchange transaction.

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(e)	Unaudited business segment information for the Company’s Distribution and All Other Operations segments is shown below:

	Three Months Ended				Three Months Ended
	September 30, 2007				September 30, 2006
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim.	Total	Dist.	Ops.	Elim.	Total
Gas and rent	$447,435	$180,731	$(37,928)	$590,238	$342,976	$124,586	$(13,505)	$454,057
Hardgoods	387,331	31,291	(1,577)	417,045	314,351	23,485	(1,146)	336,690

Total net sales	834,766	212,022	(39,505)	1,007,283	657,327	148,071	(14,651)	790,747

Cost of products sold, excluding deprec. expense	419,530	105,529	(39,505)	485,554	329,758	71,270	(14,651)	386,377
Selling, distribution and administrative expenses	287,101	70,641	—	357,742	235,616	48,308	—	283,924
Depreciation	33,674	11,093	—	44,767	26,721	7,431	—	34,152
Amortization	3,035	796	—	3,831	1,569	462	—	2,031

Operating income	$91,426	$23,963	$0	$115,389	$63,663	$20,600	$—	$84,263

	Six Months Ended				Six Months Ended
	September 30, 2007				September 30, 2006
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim.	Total	Dist.	Ops.	Elim.	Total
Gas and rent	$858,716	$344,744	$(70,968)	$1,132,492	$674,980	$241,769	$(27,991)	$888,758
Hardgoods	738,686	54,237	(3,033)	789,890	631,600	46,087	(2,662)	675,025

Total net sales	1,597,402	398,981	(74,001)	1,922,382	1,306,580	287,856	(30,653)	1,563,783

Cost of products sold, excluding deprec. expense	801,526	196,007	(74,001)	923,532	661,353	138,896	(30,653)	769,596
Selling, distribution and administrative expenses	545,923	133,231	—	679,154	465,499	94,402	—	559,901
Depreciation	64,018	22,314	—	86,332	52,546	14,768	—	67,314
Amortization	5,120	1,618	—	6,738	2,878	925	—	3,803

Operating income	$180,815	$45,811	$—	$226,626	$124,304	$38,865	$—	$163,169

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Reconciliation of Non-GAAP Financial Measure (Unaudited)
Return on Capital:
Reconciliation and computation of return on capital:

(In thousands)	September 30, 2007	September 30, 2006
Operating Income — Trailing Four Quarters	$404,909	$305,900

Five Quarter Average of Total Assets	$3,183,861	$2,492,643
Five Quarter Average of Securitized Trade Receivables	264,500	231,780
Five Quarter Average of Current Liabilities (exclusive of debt)	(381,042)	(330,796)

Five Quarter Average Capital Employed	$3,067,319	$2,393,627

Return on Capital	13.2%	12.8%

The Company believes this return on capital computation helps investors assess how effectively the Company uses the capital invested in its operations. Our management uses return on capital as a metric for determining employee compensation. Non-GAAP numbers should be read in conjunction with the GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.